UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

MERRILL LYNCH DEPOSITOR, INC.
(on behalf of PPLUS TRUST SERIES JPM-1)
(Exact name of registrant as specified in its charter)

Delaware	001-32263	13-3891329
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

World Financial Center,		10080
New York, New York		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-1000

INFORMATION TO BE INCLUDED IN REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

     Not applicable.

Section 2.  Financial Information

     Not applicable.

Section 3.  Securities and Trading Markets

     Not applicable.

Section 4.  Matters Related to Accountants and Financial Statements

     Not applicable.

Section 5.  Corporate Governance and Management

     Not applicable.

Section 6.  Asset-Backed Securities

Item 6.04  Failure to Make a Required Distribution

With respect to the scheduled June 16, 2008 disbursement to holders in the amount of $184,675, the Trustee discovered on September 24, 2008 and informed the Registrant that the amount of such disbursement was incorrectly calculated and holders were actually entitled to receive $203,125 on such distribution date. The Trustee paid the additional $18,450 to holders on September 26, 2008. The Trustee informed the Registrant that the calculation error was caused by the use of an incorrect interest rate in calculating the amount of the distribution to holders, as the terms of the trust certificates of the series specified a minimum interest rate. The Trustee maintains a “tickler” system whereby its appropriate personnel are advised as to when disbursements are to be made. The Trustee informed the Registrant that the Trustee’s tickler system has been amended to identify the interest rate floors and caps that apply to a particular series of trust certificates. Additionally, the registrant has enhanced its calculation system to correct the problem that resulted in the calculation error and has implemented additional controls that are intended to prevent a reoccurrence.

A Current Report on Form 8-K was filed on October 6, 2008 (the “October 6, 2008 8-K”) to reflect the additional payment that was made to holders on September 26, 2008. However, the October 6, 2008 8-K was not filed pursuant to Item 6.04 of Form 8-K to reflect the fact that the full payment was not made on the specified distribution date. This Amended Current Report on Form 8-K/A is being filed to disclose this information under Item 6.04 of Form 8-K.

Section 7.  Regulation FD

     Not applicable.

Section 8.  Other Events

     Not applicable.

Section 9.  Financial Statements and Exhibits

     Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: March 26, 2009	By:	/s/ Steven O’Neill

		Name:	Steven O’Neill
		Title:	Vice President